EXHIBIT 99.1

              HOMETOWN AUTO RETAILERS ANNOUNCES 2003 ANNUAL RESULTS

WATERTOWN, Conn. - MARCH 25, 2004 - Hometown Auto Retailers, Inc. (OTC BB: HCAR) today announced its audited financial results for the year ended December 31, 2003.

Hometown reported revenues of $279.8 million in 2003 versus revenues of $269.7 million in 2002, an increase of 3.7 percent. Gross profit was $39.7 million for 2003 versus $38.7 million in 2002, an increase of 2.6 percent.

Hometown's net income for 2003 increased approximately $25.3 million to $2.4 million generating basic and diluted earnings per share of $0.33 versus a net loss of $(22.9) million and basic and diluted loss per share of $(3.20) for the same period in 2002.

Results for 2003 reflect a reduction in an income tax valuation allowance plus other tax adjustments, which had the effect of increasing net income by approximately $633,000 and generating basic and diluted earnings per share of $0.09. Results for 2003 also reflect earnings of $0.08 per share from a gain on the sale of a Chrysler/Jeep Sales and Service Franchise in June 2003.

As previously announced by the company, Hometown adopted SFAS 142 effective
January 1, 2002, an accounting rule issued by the Financial Accounting Standards
Board, which among other things eliminates the need to amortize goodwill and requires companies to use a fair-value approach to determine whether there is an impairment of existing and future goodwill.

Since adopting SFAS 142, Hometown has ceased recording goodwill amortization.
During the third quarter of 2002, Hometown completed its goodwill impairment testing, which resulted in a one-time, non-cash charge of approximately $23.7 million recorded by the company to write-off the carrying value of its goodwill.
This charge was non-operational in nature and is reflected as a cumulative effect of the accounting change in the accompanying statement of operations for the year ended December 31, 2002.

Before the cumulative effect of the accounting change, Hometown reported net income of $776,000 and basic and diluted income per share of $0.10 for 2002.

"We are pleased with the results of 2003," said Corey Shaker, Hometown president and chief executive officer. "Revenue was up $10.1 million or 3.7 percent for the year. And of course profits were up as well. We finished 2003 with $2.0 million in pre-tax profit without the benefit of our sale of a Chrysler Jeep store. This compares with a pre-tax profit of $1.2 million in 2002, before the goodwill write-off, meaning that we generated a 67 percent increase in pre-tax profits in 2003 versus 2002.

"Here at Hometown we go to work every day with a simple belief system. Simply stated: We believe in the never-ending quest to be brilliant in the basics. We believe that slow and steady is winning the race.

We believe in working hard to make our balance sheet stronger each year. We believe we get our best results with the customers we already have. We believe in constantly thinking out of the box to improve traffic into our showrooms without compromising integrity. We believe these concepts comprise the every day
`blocking and tackling' basics of car and truck sales and service. We believe this strategy will reward our shareholders in the long term."

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HOMETOWN AUTO ANNOUNCES 2003 ANNUAL RESULTS

Hometown sold 13,737 vehicles during 2003, 320 more than it sold in the same period in 2002. Total vehicles sold (by category) are shown in the table below.

                                            For the Year Ended December 31,
                                               2003                  2002
                                          -------------         -------------
        New vehicle                               6,910                 6,432
        Used vehicle - retail                     3,683                 4,128
        Used vehicle - wholesale                  3,144                 2,857
                                          -------------         -------------
        Total units sold                         13,737                13,417
                                          =============         =============

Hometown sold a Chrysler/Jeep new car franchise on June 3, 2003. On a same store basis (excluding the Chrysler/Jeep new car franchise for all periods) Hometown sold 13,643 vehicles during 2003, 536 more than it sold in the same period in 2002. Total vehicles sold (by category) on a same store basis are shown in the table below.

                                             For the Year Ended December 31,
                                                2003                 2002
                                          -------------         -------------
        New vehicle                               6,816                 6,122
        Used vehicle - retail                     3,683                 4,128
        Used vehicle - wholesale                  3,144                 2,857
                                          -------------         -------------
        Total units sold                         13,643                13,107
                                          =============         =============




Sales of new vehicles increased $15.9 million or 9.7 percent to $180.6 million for 2003 versus $164.7 million in 2002. On a same store basis, sales of new vehicles increased $21.5 million or 13.7 percent to $178.1 million for 2003 versus $156.6 million in 2002. Used vehicle sales decreased $6.0 million or 8.3 percent to $66.5 million for 2003 versus $72.5 million in 2002. Parts and service revenues for 2003 increased 1.2 percent or $291,000 to $24.6 million versus $24.3 million in 2002. On a same store basis, parts and service revenues for 2003 increased 3.5 percent or $812,000 to $24.2 million versus $23.4 million in 2002. Other revenues (net) decreased 3.3 percent or $270,000 to $8.0 million for 2003 versus $8.3 million for the same period in 2002. On a same store basis, other revenues (net) decreased 2.5 percent or $205,000 to $8.0 million for 2003 versus $8.2 million for the same period in 2002.

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HOMETOWN AUTO ANNOUNCES 2003 ANNUAL RESULTS

                                 ABOUT HOMETOWN

Hometown Auto Retailers (www.htauto.com) sells new and used cars and light trucks, provides maintenance and repair services, sells replacement parts and provides related financing, insurance and service contracts through nine franchised dealerships located in New Jersey, New York, Connecticut,
Massachusetts and Vermont. The company's dealerships offer 10 American and Asian automotive brands, including Chevrolet, Chrysler, Dodge, Ford, Jeep, Lincoln,
Mazda, Mercury, Oldsmobile, and Toyota. Hometown is also active in two "niche" segments of the automotive market: the sale of Lincoln Town Cars and limousines to livery car and livery fleet operators and the maintenance and repair of cars and trucks at a Ford and Lincoln Mercury factory authorized free-standing service center.

This release contains "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results or achievements may be materially different from those expressed or implied. The company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions, its ability to consummate, and the timing of acquisitions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

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HOMETOWN AUTO ANNOUNCES 2003 ANNUAL RESULTS

                          HOMETOWN AUTO RETAILERS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                        For the Years Ended December 31,
                                                              --------------------------------------------------
                                                                  2003              2002                2001
                                                              ------------      ------------         -----------
  Revenues
     New vehicle sales                                         $   180,615          $164,659         $   158,825
     Used vehicle sales                                             66,543            72,482              83,903
     Parts and service sales                                        24,621            24,330              25,402
     Other, net                                                      7,998             8,268               7,630
                                                              ------------      ------------         -----------
        Total revenues                                             279,777           269,739             275,760
                                                              ------------      ------------         -----------
  Cost of sales
     New vehicle                                                   168,579           154,225             148,271
     Used vehicle                                                   60,152            65,821              76,189
     Parts and service                                              11,299            11,026              11,485
                                                              ------------      ------------         -----------
       Total Cost of sales                                         240,030           231,072             235,945
                                                              ------------      ------------         -----------
       Gross profit                                                 39,747            38,667              39,815
  Amortization of goodwill                                               -                 -                 704
  Selling, general and administrative expenses                      34,840            34,152              35,114
                                                              ------------      ------------         -----------
       Income from operations                                        4,907             4,515               3,997
                                                              ------------      ------------         -----------
     Interest income                                                    82                43                  90
     Interest (expense)                                             (3,037)           (3,205)             (4,225)
     Other income                                                      956                52                 254
     Other (expense)                                                    (3)             (158)                 (8)
     Valuation adjustment for CarDay.com                                 -                 -              (3,258)
                                                              ------------      ------------         -----------
        Income (loss) before taxes and cumulative effect
            of accounting change                                     2,905             1,247              (3,150)
        Provision (benefit) for income taxes                           527               471              (1,014)
                                                              ------------      ------------         -----------
        Income (loss) before cumulative effect of
            accounting change                                        2,378               776              (2,136)
        Cumulative effect of accounting change                           -           (23,708)                  -
                                                              ------------      ------------         -----------
  Net income (loss)                                           $      2,378      $    (22,932)        $    (2,136)
                                                              ============      ============         ============

  Earnings (loss) per share, basic
       Before cumulative effect of accounting change          $       0.33      $       0.10         $     (0.32)
       Cumulative effect of accounting change                            -             (3.30)                  -
                                                              ------------      ------------         -----------
  Earnings (loss) per share, basic                            $       0.33      $      (3.20)        $     (0.32)
                                                              ============      ============         ============
  Earnings (loss) per share, diluted
       Before cumulative effect of accounting change          $       0.33      $       0.10         $     (0.32)
       Cumulative effect of accounting change                            -             (3.30)                  -
                                                              ------------      ------------         -----------
  Earnings (loss) per share, diluted                          $       0.33      $      (3.20)        $     (0.32)
                                                              ============      ============         ============

  Weighted average shares outstanding, basic                     7,175,105         7,175,105           6,592,436
  Weighted average shares outstanding, diluted                   7,215,492         7,175,105           6,592,436

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HOMETOWN AUTO ANNOUNCES 2003 ANNUAL RESULTS


                          HOMETOWN AUTO RETAILERS, INC.
                           CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                           December 31,
                                                                                --------------------------------
                                                                                    2003                2002
                                ASSETS                                          ------------         -----------
  Current Assets:
     Cash and cash equivalents                                                  $      5,639         $     3,624
     Accounts receivable, net                                                          6,058               4,883
     Inventories, net                                                                 37,774              39,169
     Prepaid expenses and other current assets                                           625                 510
     Deferred income taxes and taxes receivable                                        1,349               1,245
                                                                                ------------         -----------
        Total current assets                                                          51,445              49,431
  Property and equipment, net                                                         12,678              12,882
  Other assets                                                                         1,141               1,503
                                                                                ------------         -----------
        Total assets                                                            $     65,264         $    63,816
                                                                                ============         ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities:
     Floor plan notes payable                                                   $     38,003         $    38,522
     Accounts payable and accrued expenses                                             5,798               5,072
     Current maturities of long-term debt and capital lease obligations                  996               1,164
     Deferred revenue                                                                    609                 588
                                                                                ------------         -----------
        Total current liabilities                                                     45,406              45,346

  Long-term debt and capital lease obligations                                        12,076              13,059
  Long-term deferred income taxes                                                        125                 118
  Other long-term liabilities and deferred revenue                                       729                 743
                                                                                ------------         -----------
         Total liabilities                                                            58,336              59,266

  Commitments and Contingencies

  Stockholders' Equity:
      Preferred stock, $.001 par value, 2,000,000 shares
      authorized, no shares issued and outstanding                                         -                   -
     Common stock, Class A, $.001 par value, 12,000,000 shares
     authorized, 3,655,853 and 3,563,605 issued and outstanding,
     respectively                                                                          4                   3
     Common stock, Class B, $.001 par value, 3,760,000 shares
     authorized, 3,519,252 and 3,611,500 issued and
  outstanding,
     respectively                                                                          3                   4
     Additional paid-in capital                                                       29,760              29,760
     Accumulated deficit                                                             (22,839)            (25,217)
                                                                                ------------         -----------
        Total stockholders' equity                                                     6,928               4,550
                                                                                ------------         -----------
        Total liabilities and stockholders' equity                              $     65,264         $    63,816
                                                                                ============         ===========
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